EXHIBIT 10.11
Short-term Loan Contract

Contract NO. 2008-0012, Nanxin Branch, CIB Shenzhen
Lender: CIB Shenzhen
Postcode: 518052
Phone# 26077176  Fax# 26077085

Borrower: SinoHub SCM Shenzhen, Ltd.
Postcode: 518054
Phone# 26012478  Fax# 26012225

This contract was signed at CIB Shenzhen Branch, CIB Building, Futian district, Shenzhen.

The Borrower applied for a short-term loan from The Lender for business use, The Lender agreed to provide a loan to the Borrower. The Lender and the Borrower reached an agreement on the following Terms and Conditions:

I.	General Contract
This Contract is a sub-contract of General Credit Line Contract, NO. 2008-0004, Nanxin Branch, CIB Shenzhen, which provides RMB30,000,000 credit line to the Borrower. The credit line starts on September 25, 2008 and ends on September 25, 2009.

II.	Loan amount
The Lender agreed to provide a loan of RMB5, 000,000

III.	The use of Loan
This loan shall be used for customs duty.

IV.	Loan Duration
This loan duration will be 6 months, which starts on September 25, 2008 and ends on March 25, 2009.

V.	Loan interest
Interest for this loan is 6.831% per year. This interest is fixed regardless of the national bank interest change.

VI.	Interest payment
Interest shall be paid on the 20th of each month, the Borrower shall pay interest on a monthly basis, and the Borrower shall pay off the interest before the due date of the loan.

VII.	Defaut interest and compound interest
1
For amounts overdue on the loan and if the loan is used for purposes not stipulated in this contract, the Lender has the right to charge defaut interest on the overdue amount or the amount used for other purposes as per the stipulated interest. For overdue interest, the Lender has the right to charge compound interest.

2	For overdue loan, defaut interest shall be charged as follows:
2.1	The Lender shall charge defaut interest and compound interest for overdue period, the defaut interest rate is a 50% increase on the fixed loan interest.
3	For loan used for other purposes not stipulated in this contract, defaut interest shall be charged as follows:
3.1	The Lender shall charge default interest and compound interest for the period the amount was used, the default interest rate is a 100% increase on the fixed loan interest.
4	The charge of compound interest shall be in complying with the terms and conditions of this contract.

VIII.	Repaying of principal and interest
1	The Borrower should pay off principal and interest on the date stipulated in this contract.
2	The Borrower shall get the Lender’s consent if the Borrower wants to prepay the loan, and the Lender has the right to charge interest based on the loan duration stipulated in this contract.
3	Loan under this contract is a loan of foreign currency, the Borrower shall pay off the principal and interest in the same currency as was borrowed.
4	The Borrower hereby irrepealably authorizes the Lender to access any of the Borrower’s bank accounts for principal and interest as per Term #11 and Terms#12.

IX.	Guarantee
1	The first guarantee for Contract NO. 2008-0004A Nanxin Branch, CIB Shenzhen, The Highest Credit Line Guarantee Contract is the guarantee of the guarantor SinoHub Electronics Shenzhen Ltd.
2	The second guarantee for Contract NO. 2008-0004B Nanxin Branch, CIB Shenzhen, The Highest Credit Line Guarantee Contract is the guarantee of the guarantor Shenzhen Yin Zhao Co., Ltd.
3	The third guarantee for Contract NO. 2008-0004A Nanxin Branch, CIB Shenzhen, The Highest Credit Line Guarantee Contract is the personal guarantee of Lei Xia as a pledgor.
4	The fourth guarantee for Contract NO. 2008-0004B Nanxin Branch, CIB Shenzhen, The Highest Credit Line Guarantee Contract is the personal guarantee of Christina Cui as a pledgor.
5
The fifth guarantee (mortgage) for Contract NO. 2008-0004 Nanxin Branch, CIB Shenzhen, The Highest Mortgage Contract is a Mortgage on a property owned jointly (50/50) by HENRY THOMAS COCHRAN and LINDA MARIE HETUE (together the Mortgagor).

X.	Representations and Warranties
1	The Borrower hereby represents to the Lender:
1.1	The Borrower is a registered company, and legally exists during the loan duration. The Borrower has the right to sign and fulfill this contract.
1.2
The loan under this contract has been approved by the Board of Directors or the CEO of the Borrower, and is in comply with Laws, regulations, policies and Articles of Association. Otherwise, the Borrower shall take all the responsibilities and the Lender is not responsible.

1.3	Unless specified in the information provided to the Lender, the Borrower shall have no mortgage, pledge, lien and other debt, no outstanding litigation, arbitration and insolvency proceedings.
1.4	The Borrower did not cover up any of the following events that have taken place or are about to occur so that the Lender may not agree with granting loans:
1.4.1	The Borrower or the Borrower's principal leaders involved in a major violation of law and regulations, or claims,
1.4.2	Pending litigation, arbitration case,
1.4.3	The Borrower’s debt or assumed debt, or guarantee, mortgage, pledge security provided to a third-party,
1.4.4	The Borrower occurred in an event of default with any other loaners under contract,
1.4.5	Other things that may affect the financial condition and liquidity situation of the Borrower.

2	The Borrower hereby warrants to the Lender:
2.1	The Borrower shall provide authentic documents, statements, certifications as per the Lender’s request.
2.2	The Borrower shall open a bank account at CIB Shenzhen, and make transactions through that bank account.
2.3
The use of the loan shall be in compliance with this contact and the loan shall not be diverted for other use. The Borrower shall not use the loan for equity investment, or for speculation in securities, futures, real estate or the like. The Borrower shall not use the loan for inter-enterprise lending activities or other illegal activities. And the Borrower shall not divert or misappropriate funds derived from the loan.

2.4
The Borrower shall at any time agree and cooperate with the Lender to inspect the use the loan, business operations, financial activities, inventory of goods, assets and liabilities, bank deposits and cash on hand.

2.5	The Borrower shall provide full and approved guarantees that have been agreed to by the Lender.
2.6	The Borrower shall not reduce the registered capital in any way.
2.7	Without the written consent of the Lender, the Borrower shall not transfer part or all of the obligations under this contract to a third party.
2.8
Major changes in the ownership and business operation adjustment (including, but not limited to, signing a joint venture or co-operation contract with a foreign corporation, or a Hong Kong, Macao or Taiwan corporation; revoking the license of, closing, shutting down of production, changing of products, spin-off of any business, acquisition, merger; re-establish or alteration to a joint-stock company; making investments in joint-stock companies or investment companies by using fixed assets such as houses and equipment, or intangible assets such as trademarks, patents, proprietary technology, land use rights,  transactions on property rights, business operation rights by leasing, contracting, joint venture) shall get the written consent of the Lender in advance.

3	Guarantor (or mortgagor, pledgor) hereby commits:
When the Borrower fails to fulfill obligations, regardless that the Lender may have other guaranties under this contract (including but not limited to, warranty, mortgage, pledge, bank line, or any other forms of guaranty methods), the Lender has the right to request a guarantor (or mortgagor, pledgor) to take all responsibilities under this contract, without exercising other guaranty rights.

XI.	Advance loan collection
Under the following circumstances the Lender has the right to collect the loan ahead of schedule. The Lender has the right to access to any of the Borrowers accounts for recovery of money.
1	The Borrower owes loan interest.
2	The Borrower has an operating loss or a sharp economic decline.
3	The Borrower is involved in or is about to be involved in litigation, arbitration or other legal disputes.
4	The Borrower provides untrue reports or information.
5	The Borrower uses the loan for purposes not stipulated in this contract.
6	The Borrower refuses to have the Lender to inspect or supervise its operating and financial activities, or refuses to provide reports or information.
7	The Borrower has major personnel changes.
8	Other situations that may jeopardize the loan security.

XII.	Liabilities
1	The following circumstances constitute a breach of this Contract:
1.1	The Borrower does not repay principal and interest on time in accordance with this contract.
1.2	The Borrower violates the Representations and Warranties as per Chapter 10 in this contract.
1.3	The Borrower violates other provisions of this contract.

2	When a breach of this Contract happens, the Lender has the right to take one or all of the actions as follows:
2.1	Order the Borrower to correct violations in a time limit.
2.2	Stop the Borrower from withdrawing money.
2.3	Terminate the loan contract, and require the Borrower to repay mature or undue principal and interest.
2.4	The Lender has the right to charge defaut interest for overdue loan amounts.
2.5	The Lender has the right to charge defaut interest on non-specified use of the loan.
2.6	The Lender has the right to charge compound interest on overdue loan amounts.
2.7	The Lender has the right to recover money from any of the Borrower’s bank accounts for owed principal and interest, and exchange the currency as per the bank rate when necessary.
2.8	The Lender has the right to take legal means to recover the loan principal and interest; all costs arising from litigation activities shall be borne by the Borrower.

3	In the case that the Lender does not provide loans to the Borrower in accordance with the agreed date and the amount, which results in a loss for the Borrower, the Lender shall pay the loss.

4	The Lender has the right to take actions in accordance with the provisions of this contract when a guarantor (or mortgagor, pledgor) has any of the following situations:
4.1	The guarantor violates this contract, or the guarantor’s credit has deteriorated, or the guarantor is not competent to support the guarantee.
4.2
The Mortgagor violates this contract, intentionally damages collateral, or the collateral value has been or may be significantly reduced, or other incidents happen which damage the Lender’s lien on the mortgage.

4.3
Any pledgor violates this contract, or any pledged property value has been or may significantly reduced, or the right to pledge must be fulfilled before the settlement of the loan, or other incidents happen which damage the Lender’s right on the pledge.

XIII.	Jurisdiction
The signing, legal validity, interpretation, performance or disputes of this contract shall apply to the law of the People's Republic of China. During the term of the contract, all controversy and dispute shall be dealt through negotiation. If the parties are unable to reach an agreement, either the Lender or the Borrower may demand for arbitration by the Shenzhen Arbitration Committee.

XIV.	Term of this Contract
This contract shall enter into force after the following conditions:
1	Both parties have signed or chopped this contract.
2	The guarantee contracts under this contract have entered into force.
3	The Lender requests for a notarization for this contract, and notarization procedures are fulfilled legally.
This contract shall cease to be in effect once the loan principal and interest and other debts are paid.

XV.	Copies
This Agreement will be executed in triplicate, both parties and the notary agency will have one copy.

XVI.	Supplementary provisions

Signature Page Follows

Lender (Corporate Chop)	Legal representative or authorized agent (signature)

Nanxin Branch, CIB Shenzhen	/s/Zhu Jiusheng

September 24, 2008

Borrower (Corporate Chop)	Legal representative or authorized agent (signature)

SinoHub SCM Shenzhen, Ltd.	/s/ Li Dehai

September 24, 2008